                                 SCHEDULE 14A

                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                           Filed by the Registrant [X]
                Filed by a party other than the Registrant [  ]

                            Check the appropriate box:
                        [_] Preliminary Proxy Statement
                        [X] Definitive Proxy Statement
                      [_] Definitive Additional Materials
       [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                  [_] Confidential, for Use of the Commission
                    Only (as permitted by Rule 14a-6(e)(2))

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                     -------------------------------------
               (Name of Registrant as Specified in Its Charter)

      ------------------------------------------------------------------------
      (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

                  Payment of Filing Fee (Check the appropriate box):
                             [X] No fee required.
   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



    (1)  Title of each class of securities to which transaction applies:
                                                                        --------

    ----------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
                                                                     ----------

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                   -------------

    ----------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:
                                                         -----------------------

    (5)  Total fee paid:
                        --------------------------------------------------------
         [_] Fee paid previously with preliminary materials:
                                                            --------------------

         [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:
                                   ---------------------------------------------

         2. Form, Schedule or Registration Statement No:
                                                        ------------------------

         3. Filing Party:
                         -------------------------------------------------------

         4. Date Filed:
                      ----------------------------------------------------------

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.

                                           ,1999
                                -----------

Dear Shareholder:

     On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders to be held on June 16, 1999 in Brunswick, Georgia at the time and place shown in the attached notice. As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 1998 business results and other matters of interest to our shareholders. The meeting should be interesting and informative.

     We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Golden Isles stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully. Every shareholder's vote is important, whether you own a few shares or many.

     We look forward to your participation in the annual meeting process.

                                    Sincerely,


                                    Jimmy D. Veal
                                    Treasurer and Secretary

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   OF GOLDEN ISLES FINANCIAL HOLDINGS, INC.


DATE:          Wednesday, June 16, 1999

TIME:          10:00 a.m.

PLACE:         The Comfort Inn
               5308 New Jesup Highway
               (I-95 and U.S. 341)
               Brunswick, Georgia 31525


                            MATTERS TO BE VOTED ON:

PROPOSAL I:    Election of nine directors


Any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on May 10, 1999 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.


                         By Order of the Board of Directors


                         Jimmy D. Veal
                         Treasurer and Secretary

St. Simons Island, Georgia
May 18, 1999

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                              3811 Frederica Road
                       St. Simons Island, Georgia 31522

                                PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                                 June 16, 1999

     This proxy statement is furnished to the shareholders of Golden Isles Financial Holdings, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 1999 Annual Meeting of Shareholders and at any adjoumments thereof (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, June 16, 1999, at The Comfort Inn, 5308 New Jesup Highway (I-95 and U.S. 341), Brunswick, Georgia 31525, Georgia, at 10:00 a.m. local time.

     This proxy statement and the accompanying proxy card were mailed or given to shareholders on or about May 18, 1999.

     As used in this proxy statement, the terms "GIFH", Company, we, our, and us all refer to Golden Isles Financial Holdings, Inc. and its subsidiaries.

                                 VOTING

General

     The securities which can be voted at the Annual Meeting consist of Golden Isles Financial Holdings' $1.00 par value common stock ("GIFH Stock"), with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Golden Isles Financial Holdings stock who are entitled to notice of and to vote at the Annual Meeting is May 10, 1999. On the record date, 2,478,153 shares of Golden Isles Financial Holdings stock were outstanding and eligible to be voted.

Quorum and Vote Required

     The presence, in person or by proxy, of one-third of the outstanding shares of Golden Isles Financial Holdings stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against" as well as all abstentions (including votes to withhold authority to vote) will be counted.

     In voting for the proposal to elect nine directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Votes withheld and broker non-votes will not be counted and will have no effect.

     If all nine directors are elected, the directors and executive officers of GIFH will hold 462,627 shares of GIFH Stock, or approximately 18.67% of all outstanding stock, and we believe that all of those shares will be voted in favor of management's nominees for director.

Proxies

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. You should specify your choices on the proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "for" the proposals listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Jimmy
D. Veal at 3811 Frederica Road, St. Simons Island, Georgia 31522, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers and regular employees of the Company without additional compensation.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

     Our Board of Directors presently consists of eight members, seven of whom are non-employee directors. The Company's bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors voted at its April 21, 1999 meeting to set the number of directors at nine for the Company's ensuing year. The term of office for directors is one year or until the next Annual Meeting and thereafter until their successors are elected and qualified.

     The Board has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2000 annual meeting or until their successors are elected and qualified.

Name                                       Age                 Position with the Company
----                                       ---                 -------------------------

C. Ray Acosta                               58                 Director

James M. Fiveash                            68                 Director

L. McRee Harden                             43                 Director

Michael D. Hodges                           45                 Director; President of the Company;
                                                               President of First Bank of Brunswick

Russell C. Jacobs, Jr.                      63                 Director

Claude Kermit Keenum                        63                 Director

Jimmy D. Veal                               50                 Director

Charles K. Werk                             48                 Director

J. Thomas Whelchel                          64                 Director; Chief Executive Officer


     Each of the nominees, except Mr. Werk, is currently a director of the Company, and has been nominated by the Board to serve an additional term.

     The Board of Directors unanimously recommends that you vote "FOR" the proposal to elect the nine nominees names above.

     Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

     Information as of December 31, 1998 about each of the nominees is set forth below. Their ownership of Golden Isles Financial Holdings stock is set forth in the table on pages nine and ten.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Board of Directors.

     Charles R. Acosta. Mr. Acosta has been employed by Georgia Power Company since 1964. He has been Region Manager for the Coastal Region, a 10-county service area, since 1993. Prior to that, he was District Manager for the Brunswick District from 1977 to 1993. Mr. Acosta is Past President and Campaign Chairman of the United Way of Brunswick and Glynn County, and past Chairman of the Brunswick and Glynn County Development Authority. Mr. Acosta was one of the original directors of the Company and served as a director of the Company from 1987 to 1994. He also served as a director of the Bank from 1990 to 1994. Mr. Acosta was reelected as a director of the Company at the 1997 Annual Meeting of Shareholders.

     James M. Fiveash. Mr. Fiveash initially served as a director of the Company from 1989 until his resignation in 1994, and was elected as a director of the Company at the 1997 Annual Meeting of Shareholders and also serves as a director of FCC. Mr. Fiveash is retired, and serves as part-time president of The Fiveash Company, which is in the business of renting trucking terminals.

     L. McRee Harden. Mr. Harden has been a director of the Company since July 1988, a director of the Bank since February 1990, and a director of FCC since July 1993. Mr. Harden is the Secretary and Treasurer of Friendly Express, Inc., a company which operates a chain of approximately 65 convenience stores in south Georgia and Florida.

     Michael D. Hodges.   Mr. Hodges has been a director of the Company since
1991 and is a director of FCC and FBMC and a director the Bank since June 1990. On February 20, 1997, Mr. Hodges became President and CEO of the Bank. He is also President of the Company. Prior to that, he had been Senior Vice President of the Bank since June 1990, with principal responsibilities for the Bank's loan portfolio.

     Russell C. Jacobs, Jr.   Mr. Jacobs has been a director of the Company
since July 1988, a director of the Bank since February 1990, and a director of FBMC since July 1993. He also has been a Vice Chairman of the Bank since July 1995. Mr. Jacobs is self-employed as an agent for the Equitable Financial Companies, and as a registered representative with Equico Securities, Inc. Mr. Jacobs holds both the Chartered Life Underwriter ("CLU") and Chartered Financial Consultant ("CHFC") designations.

     Claude Kermit Keenum. Mr. Keenum has been a director of the Company since July 1988, a director of the Bank since February 1990, and a director of FCC since July 1995. He was the Superintendent of the Glynn County School System from 1980 to 1989 and the Superintendent of the Cobb County School System in metropolitan Atlanta from 1989 to 1992. Mr. Keenum was most recently President of Southeastern Communication Systems, Inc. and Keenum's Educational Services, Inc., and is now retired.

     Jimmy D. Veal. Mr. Veal has been a Vice Chairman of the Company since July 1995. He has been a director of the Company since June 1987 and Secretary/Treasurer of the Company since September 1992. He has been a Vice Chairman of the Bank since July 1995, a director of the Bank since July 1990, and Secretary/Treasurer and a director of both FCC and FBMC since July 1993. He is owner of a hotel on Jekyll Island, Georgia.

     Charles K. Werk. Mr. Werk is the CEO of Coastal Sleeve Label, Inc., located in Brunswick, Georgia. Additionally, Mr. Werk is the owner of Trans Link Motor Express, Inc., a transportation and distribution company located in Albany, Georgia, and has owned and operated various operating companies in the printing, warehousing and food manufacturing industries. Prior to his experience with operating companies, Mr. Werk spent fifteen years in the Investment Banking and Commercial Banking Industry with various institutions including SunTrust Bank, Manufacturers Hanover, Melon Bank, and First Chicago. Mr. Werk received his Bachelor's Degree from The University of Georgia and an MBA Degree in Finance from Georgia State University. Mr. Werk serves on the Board of Trustees of Coastal Georgia Community College and is a member of Wesley United Methodist Church. Mr. Werk resides on St. Simons Island, Georgia with his wife, Eva, and daughter, Christina.

     J. Thomas Whelchel.   Mr. Whelchel has been the Chairman and CEO of the
Company since October 17, 1996. Prior to that, Mr. Whelchel was a Vice Chairman of the Company between July 1995 and October 1996. From July 1988 through July 1995, he served as President of the Company. Mr. Whelchel has been a director of the Company since July 1988, and Chairman and a director of the Bank since February 1990. Mr. Whelchel has also been a director of both FCC and FBMC since July 1993. He is a senior partner in the Brunswick law firm of Whelchel, Brown, Readdick and Bumgartner.

Executive Officers

     Michael D. Hodges, Jimmy D. Veal and J. Thomas Whelchel are the only executive officers of Golden Isles Financial Holdings and were previously reported on as nominees for election as directors.

     None of the directors hold directorships in any reporting company other than Golden Isles Financial Holdings, Inc. There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers of the Company.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors conducts regular meetings, generally on a monthly basis and also conducts some of its business through the five committees described below. Our Board of Directors met twelve times during the year, and each director attended at least 75% of the meetings of the full Board and of the committees on which he serves.

Asset and Liability Committee.

     The Asset and Liability Committee ("ALCO") assists the Board in adopting policies regarding the pricing, maturity and makeup of the Company's deposits, loans and investments. Mr. Jacobs (Chairman), Mr. Hodges, Mr. Veal and Mr. Whelchel were members of this Committee and met four times during the year.

Audit Committee.

     The Audit Committee reviews with our independent accountants the scope and results of their audit engagement and management letter, consults with management concerning our accounting methods and the adequacy of our internal controls, and oversees and reviews our internal auditing procedures. The objective of the Audit Committee is to present losses by the Company from fraud, defalcation and/or operating deficiencies. Mr. Harden (Chairman), Mr. Jacobs and Mr. Fiveash were members of this committee during the year. This committee met four times during the year.

Committee on Directors.

     The Committee on Directors is charged with the responsibility for oversight of, nominations for, and compensation of the Company's directors and senior officers. Mr. Acosta, Mr. Jacobs, Mr. Veal, Mr. Hodges, Mr. Whelchel, and Mr. Keenum (Chairman) were members of this committee during the year. This committee met two times during the year.

Electronic Data Processing Steering Committee.

     The Electronic Data Processing Steering Committee is responsible for ensuring that Company's compliance with Year 2000 requirements and approval of major purchases of equipment. Mr. Harden, Mr. Keenum, Mr. Hodges and Mr. Fiveash (Chairman) were members of this committee during the year. This committee met six times during the year.

Loan Committee.

     The Loan Committee is responsible for reviewing loan applications. Mr. Fiveash, Mr. Acosta, Mr. Hodges, Mr. Whelchel and Mr. Veal (Chairman) were members of this committee during the year. This committee met 41 times during the year.

                                 DIRECTOR COMPENSATION

     Outside directors of the Company receive $500.00 per month. Additionally, all directors are awarded points for attending board meetings and committee meetings on the following schedule:

     1.  625 points awarded for attending a Board of Director's meeting.

     2.  250 points awarded for attending a Director's meeting as Chairman.

     3.  125 points awarded for attending a Director's meeting as a member.

     At the end of the year the points awarded to a director are divided by the price of the Company's stock and the number of shares resulting from the quotient are awarded as stock options under the Company Stock Option Plan to the director.

                                 STOCK OWNERSHIP

Principal Shareholders.

     The following table sets forth share ownership information as of December 31, 1998 with respect to any person known to GIFH to be a beneficial owner of more than 5% of GIFH's Common Stock. The information as to beneficial ownership was furnished to GIFH by or on behalf of the persons named. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned. Percentage ownership is calculated based on outstanding shares.

Security Ownership of Certain Beneficial Owners*

Name and Address of Beneficial Owner               Number of Shares                    Percent of Class
------------------------------------               ----------------                    -----------------

Leonard W. Golan (1)                                   125,017                               5.04%
840 Walden Lane
Lake Forest, Illinois 60045

Charles K. Werk                                        130,780                               5.28%
203 Medinah
St. Simons Island, GA 31522

*Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"). Under such rule, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(1) Mr. Golan's beneficial ownership of the shares of Common Stock attributed to him stems from his having voting and investment power with respect to those shares in his capacity as Trustee of each of the Leonard W. Golan Insurance Trust dated January 23, 1968, the Carol P. Golan Insurance Trust dated November 7, 1977, and the Carol P. Golan QTIP Trust dated April 18, 1995.

The following table sets forth share ownership information as of December 31, 1998, with respect to (i) each director and named executive officer of GIFH who beneficially owns Common Stock, and (ii) all directors and named executive officers of GIFH as a group. The information as to beneficial ownership was furnished to GIFH by or on behalf of the persons named. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned. Percentage ownership is calculated based on outstanding shares.

Security Ownership of Directors and Executive Officers*

Name and Address of Beneficial Owner            Number of Shares            Percent of Class
------------------------------------            ----------------            ----------------

Charles R. Acosta (7)                                34,365                      1.39%
226 Medinah
St. Simons Island, GA 31522

James M. Fiveash (8)                                 15,269                       .57%
605 King Cotton Row
Brunswick, GA 31525

L. McRee Harden (1)                                  21,836                       .83%
P.O. Box 2369
Darien, GA 31305

Michael D. Hodges (2)                                87,170                      3.30%
207 Dunbarton Drive
St. Simons Island, GA 31522

Russell C. Jacobs, Jr. (3)                           23,037                       .87%
308 Oak Grove Island Drive
Brunswick, GA 31525

C. Kermit Keenum (4)                                 21,965                       .83%
100 Old Mountain Road
Powder Springs, GA 30073

Jimmy D. Veal (5)                                    80,151                      3.03%
711 Beachview Drive
Jekyll Island, GA 31527

Charles K. Werk                                     130,780                      5.28%
203 Medinah
St. Simons Island, GA 31522

J. Thomas Whelchel (6)                               48,054                      1.82%
5 Glynn Avenue
Brunswick, GA 31520

All Directors and Executive               462,627                 18.67%
Officers as a Group
(9 persons)

* Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Act. Under such rule, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty
(60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(1) Includes 1,250 shares owned by his wife for which he disclaims beneficial ownership. Also includes the right to acquire 8,086 shares pursuant to vested options.
(2)  Includes the right to acquire 40,492 shares pursuant to vested options.
(3)  Includes the right to acquire 7,537 shares pursuant to vested options.
(4)  Includes the right to acquire 6,465 shares pursuant to vested options.
(5) Includes the right to acquire 9,648 shares pursuant to vested options and 9,438 shares owned by his adult son who resides in his household for which he disclaims beneficial ownership.
(6) Includes 25 shares owned by Mr Whelchel's daughter for which he disclaims beneficial ownership, and 15,396 shares pursuant to vested options.
(7)  Includes the right to acquire 3,739 shares pursuant to vested options.
(8) Includes 8,000 shares owned individually by Mr. Fiveash and 2,500 shares deemed beneficially owned by him in custodian accounts for minor children. Also includes the right to acquire 4,769 shares pursuant to vested options.

Executive Compensation

     The following table is a summary of compensation paid during the past three years to the individual serving as the Company's CEO during 1998 and any other executive officer who during 1998 earned in excess of $100,000 in annual salary and bonus.

                                 SUMMARY COMPENSATION TABLE

                                                              Other       Restricted1     Securities
 Name and                                                     Annual         Stock        Underlying       LTIP      All Other
 Position                Year     Salary          Bonus    Compensation     Awards      Options/SARS(#)   Payouts   Compensation
------------------------------------------------------------------------------------------------------------------------------
J. Thomas Whelchel        1998       -----       -----          -----       -----          14,006/4/   -----          -----
CEO                     ------------------------------------------------------------------------------------------------------
                          1997      91,872/5/    -----          -----       -----            -----     -----          -----
                        ------------------------------------------------------------------------------------------------------
                          1996       -----       -----          -----       -----           1,390/4/   -----         2,995/7/
------------------------------------------------------------------------------------------------------------------------------
Michael D. Hodges         1998     130,000       -----          -----       -----          10,368/4/   -----          -----
President               ------------------------------------------------------------------------------------------------------
First Bank of             1997     120,919       -----          -----       -----            -----     -----          -----
Brunswick               ------------------------------------------------------------------------------------------------------
                          1996     100,861       -----          -----       -----           2,042/4/   -----          -----
------------------------------------------------------------------------------------------------------------------------------
James T. Layman           1998      70,380/6/    -----          -----       -----            -----     -----       290,000/6/
President               ------------------------------------------------------------------------------------------------------
First Credit              1997     109,262       -----          -----       -----            -----     -----          -----
Corporation             ------------------------------------------------------------------------------------------------------
                          1996      99,667       -----          -----       -----           3,523/4/   -----          -----
------------------------------------------------------------------------------------------------------------------------------

------------------------------
     /1/ In the event that the Company declares a dividend on its outstanding shares of Common Stock, then such dividend will be equally applicable to the restricted stock reported in this column.

     /2/ The aggregate number of shares of restricted stock held by J. Thomas Whelchel as of December 31, 1998, is 10,325 shares and the value of such shares is $42,037 based on the terms of the following vesting schedule. Under the terms of the award of these restricted shares to Mr. Whelchel in 1995 ("1995 Restricted Stock") one-seventh of such shares (1,475) became vested on July 25, 1996; another one-seventh became vested on July 25, 1997; and an additional one-seventh of such shares will vest on July 25 of each year thereafter until all such shares have vested. If at any time Mr. Whelchel becomes neither a director nor an executive officer of the Company or any subsidiary of the Company, then he shall forfeit any shares of 1995 Restricted Stock which has not already vested at the time of the event which triggers such forfeiture.

     /3/ The aggregate number of shares of restricted stock held by Michael D. Hodges as of December 31, 1998, is 2,390 shares and the value of such shares is $12,445, based on the following schedule. Of the shares of restricted stock, 775 were awarded to Mr. Hodges in 1994 ("1994 Restricted Stock"), all of which vest upon the earlier of (i) five years from August 17, 1994, the date the shares were granted to Mr. Hodges or (ii) a change in control in the ownership of the Company through the acquisition of more than 50% of the Company's outstanding stock by a third party. Mr. Hodges will forfeit the 1994 Restricted Stock if he is not employed by either the Company or one of its subsidiaries on August 16, 1999, unless Mr. Hodges' employment is terminated because of the sale of the Company or a subsidiary through which Mr. Hodges is employed and Mr. Hodges is not offered other employment within the Company or one of its subsidiaries. Under the terms of the award of 1,615 shares of restricted stock awarded to Mr. Hodges in 1995 ("1995 Restricted Stock"), one-seventh of such shares (230 shares) became vested on July 25, 1996; another one-seventh became vested on July 25, 1997; and an additional one-seventh of such shares will vest on July 25 of each year thereafter until all such shares have vested. If at any time Mr. Hodges becomes neither a director nor an executive officer of the Company or any subsidiary of the Company, then he shall forfeit any shares of 1995 Restricted Stock which has not already vested at the time of the event which triggers such forfeiture.

     /4/ These options are incentive stock options which have been granted pursuant to that certain Golden Isles Financial Holdings, Inc. 1995 Stock Option Plan adopted by the Company on July 25, 1995 (the "1995 Plan"). The 1995 Plan provides for the granting of certain options that are intended to qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code, as well as certain nonstatutory stock options that are not intended to qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code. These incentive stock options were granted on July 25, 1995, and vested immediately upon being granted. These options may be exercised at any time before the earlier of (i) July 25, 2005 or (ii) the date upon which the optionee ceases to be an employee of the Company; provided, however, that if the Optionee's employment with the Company is terminated for any reason other than (a) optionee's death or disability, (b) optionee's voluntary termination of his employment with the Company's consent, or (c) termination of optionee's employment by the Company for cause, then, in such event, optionee may exercise these incentive stock options for up to three months after termination of his employment (but in no event later than July 25, 2005).

     /5/ Mr. Whelchel served as acting CEO of the Company without a written agreement, and the compensation committee of the Board agreed to compensate Mr. Whelchel for his time spent as CEO of the Company. The amount stated as his salary for 1997 is the amount settled upon by the compensation committee.

     /6/ Mr. Layman was President of First Credit Corporation until August, 1998 when the assets of FCC were sold. Mr. Layman had an employment contract with the company that only permitted his termination for cause. He was paid $290,000 as compensation for early termination without cause.

     /7/ The Company made a matching contribution to the Company 401(k) plan for Mr. Hodges in the amount of $2,995 in 1998.

Executive Employment Agreements.

     On February 20, 1997, the Bank and Michael D. Hodges entered into an employment agreement ("Hodges Agreement") summarizing the terms of Mr. Hodges' employment with the Bank. Pursuant to the Hodges Agreement, Mr. Hodges is to serve as President and Chief Executive Officer of the Bank. Mr. Hodges' base salary was set at $125,000 per year, subject to possible increases. The Hodges Agreement provides that Mr. Hodges is entitled to bonuses and other benefits including an automobile. The Bank may terminate Mr. Hodges' employment with the Bank with or without cause. However, if Mr. Hodges is dismissed from his employment for reasons other than for cause, the Bank shall for a period of one year following his termination continue to pay him his then current base salary. The initial term of the Hodges Agreement is through February 20, 1999, and thereafter, shall be annually renewed for successive one-year periods unless either party gives 90-days notice of non-renewal.

     Mr. Whelchel served as CEO of the Company beginning October 17, 1996, and throughout the period covered by this report without any written employment agreement, but with the understanding, however, that the compensation committee of the Board would determine the sum to be paid to him for his services. The recommendation by the compensation committee was approved by the full Board, and the compensation paid to Mr. Whelchel is disclosed in the preceding Summary Compensation Table. Mr. Whelchel is continuing to serve as CEO of the Company with no compensation.

     On December 26, 1996, FCC and James T. Layman entered into a written employment agreement ("Layman Agreement") summarizing the terms of Mr. Layman's employment with FCC. Pursuant to the Layman Agreement, Mr. Layman is to serve as President and Chief Executive Officer of FCC. Mr. Layman's base salary was set at $95,000 per year, subject to possible annual increases. The Layman Agreement provides that Mr. Layman is entitled to bonuses and other benefits including an automobile. The Layman Agreement is effective through December 31, 2001, and may be modified by the mutual consent of Mr. Layman and FCC. Should there be a change in control of the Company, the Layman Agreement remains in force and effect. Mr. Layman was terminated in August 1998 without cause when First Credit Company assets were sold to New South and Mr. Layman was paid $290,000 as compensation for the termination.

Restricted Stock, Stock Options and Stock Warrants.

      In August, 1994, the Company granted 9,260 shares of restricted stock to four key employees. Of the above shares, 8,100 were forfeited in 1997, and the remaining 1,160 shares will vest in August, 1999. In July, 1995, the Company granted 62,570 shares of restricted stock to eight directors. In 1997, 22,558 of these shares were forfeited. In December, 1998, the Company granted 4,000 shares of restricted stock to two directors. All of the remaining 44,012 shares will be fully vested by the end of the seventh year from the date of the grant. The cost of the restricted stock is being amortized over the vesting periods. For each of the years ended December 31, 1998 and 1997, $32,466 was amortized as restricted stock and the same amount was credited to capital surplus. The cost recovery associated with the restricted shares that were forfeited in 1997 was $45,790. This cost recovery was debited to capital surplus.

Stock Options.

     The company has options outstanding under three stock option plans. The 1991 Incentive Stock Option Plan ("Plan A") and the 1991 Nonstatutory Stock Option Plan ("Plan B") were discontinued in 1995 and replaced by the 1995 Stock Option Plan (the "1995 Plan"). Options granted under the two prior plans at the date of replacement by the 1995 Plan remain outstanding and can be exercised during the terms of the option agreements unless such options are forfeited by the optionee. The option price for shares granted under Plan A were at least equal to the fair value of such shares on the date granted unless the optionee was a restricted shareholder, in which case the option price was at least equal to 110% of the fair value of the shares on the date granted. The option price for shares of common stock to be issued under Plan B was determined by the Board, but under no circumstances could the option price be less than the fair value of the shares on the date granted.

     Options granted under the 1995 Plan are one of two types: (i) those which qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") or (ii) those which do not so qualify ("Nonqualified Options"). The 1995 Plan provides that not more than 250,000 shares in the aggregate be issued for Incentive Stock Options and Nonqualified Options. The exercise price of an Incentive Stock Option shall not be less than the fair value at the date of grant. The fair value shall be determined from the trading price on a national securities exchange, NASDAQ, or over-the-counter markets, if so traded. If not so traded, the Board will determine the fair value based upon recent sales reported to the Company. The exercise price of a Nonqualified Option shall be determined by the Board on the date granted.

Warrants to Purchase Common Stock.

     In 1995, the Company initiated a public secondary stock offering to sell 1,538,462 Units at a price of $6.50 per Unit. Each Unit consisted of one share of common stock and one Class A Warrant to purchase common stock. Each of the Class A Warrants expired in three years and entitles the holder to purchase an additional share of common stock at a price of $7.25 in year one, $8.25 in year two and $9.50 in year three. The public offering was closed in 1995 following the sale of 897,230 Units. After deducting related stock offering and issue expense, net proceeds of $5,456,457 were credited to paid-in capital. During 1998, warrants to purchase 149,970 shares of common stock were exercised at a price of $9.50 per share. No warrants were exercised in 1997. All proceeds were credited to paid-in capital, net of related expenses. On May 31, 1998, the remaining warrants outstanding expired.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

       Name             Shares         Value          Number of securities          Value of Unexercised
                     acquired on    Realized (#)     underlying Unexercised         in-the-money options
                     exercise (#)                    Options/SARS at FY-End            SARs at FY-End
                                                   (Exercisable/Unexercisable)   (Exercisable/Unexercisable)
------------------------------------------------------------------------------------------------------------
J. Thomas Whelchel     -----         -----                   15,396/0 /2/                 $6,250.32/0 /1/
------------------------------------------------------------------------------------------------------------
Michael D. Hodges      -----         -----                   40,492/0 /3/               $151,073.29/0 /1/
------------------------------------------------------------------------------------------------------------
James T. Layman        -----         -----                       0                            0
------------------------------------------------------------------------------------------------------------

     No stock options were exercised by the listed individuals and there were no outstanding SARs during fiscal year 1997.

     The Company does not have any Long Term Incentive Plans in effect.

     /1/ Dollar values have been calculated by determining the difference between the estimated fair market value of the Company's common stock at March 19, 1999 ($9.50) and the exercise prices of the options.

     /2/ On January 18, 1996, options on 1,390 were awarded to Mr. Whelchel as compensation with respect to his services as a director. In 1998 he was granted options on 2,500 shares at $9.36 per share, 2,500 shares at $9.54 per share, 2,500 shares at $9.71 per share, 2,500 shares at $9.917 per share and 2,657 shares at $9.64 per share.

     /3/ Michael D. Hodges has the right to acquire 40,492 shares of the Company's common stock pursuant to stock options issued by the Company to Mr. Hodges. All of the 40,492 stock options held by Mr. Hodges were exercisable as of December 31, 1998. Of the 40,492 stock options, 18,750 are exercisable at the price of $4.00 per share, 1,003 are exercisable at the price of $4.60 per share, 1,408 are exercisable at the price of $6.25 per share, 6,921 are exercisable at the purchase price of $6.50 per share, 2,042 are exercisable at the price of $6.00 per share, 5,000 shares are exercisable at $7.60 per share, 3,165 shares are exercisable at $9.36 per share and 2,203 shares are exercisable at $9.64 per share.

                      OTHER COMPENSATION AND BENEFIT PLANS

     The Company provides a 401(k) plan for qualified employees to defer up to 10% of their salary with matching contributions from the Company made at the discretion of the Board of Directors.

                         TRANSACTIONS WITH THE COMPANY

     During 1998, the Bank loaned funds to certain of GIFH's executive officers and directors or to businesses in which such persons had an interest. All such loans were: (a) in the ordinary course of business, (b) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

                                 LEGAL PROCEEDINGS

     There are no "material" pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or any of its subsidiaries is a party or of which any of their property is subject. Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiaries on a consolidated basis.

     During the previous five years, no director or executive officer was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of any director or executive officer. A "legal proceeding" includes: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive prior to that time; (b) any conviction in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) any order, judgment, or decree of any court of competent jurisdiction, or any Federal or State authority permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of commodities business, securities or banking activities; and (d) any finding by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission of a violation of a federal or state securities or commodities law (such finding having not been reversed, suspended or vacated).

                 COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Golden Isles Financial Holdings and subsequent reports of changes in ownership of such securities with the SEC. Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(d) during 1998 and Form 5 and amendments thereto furnished to the Company during 1998, no person who, at any time during 1998, was a director, officer or beneficial owner of more than 10% of any class of equity securities of the Company failed to file on a timely basis any reports required by Section 16(a) during the 1998 fiscal year or previously except Director Acosta was late filing a Form 5 showing a purchase of 1,000 shares and Director Whelchel was late in filing a Form 4 for the purchase of 1,500 shares and a Form 5 for a purchase of 308 shares.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Mauldin & Jenkins, LLC, Albany, Georgia, has served as our independent accountants each year since 1996, and we consider them to be well qualified. Our Board of Directors has selected Mauldin & Jenkins, LLC to serve as our independent accountants for the fiscal year ending December 31, 1999. Representatives of that firm will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to answer your questions at that time.

                    SHAREHOLDER PROPOSALS FOR 2000 MEETING

     Shareholder proposals that are intended to be presented at our 2000 Meeting of Shareholders must be received by us no later than February 1, 2000, in order to be included in our proxy statement and related proxy materials for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

            OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Golden Isles Financial Holdings' best interest.

                                 ANNUAL REPORTS

     Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the company a copy of its annual report to the Securities and Exchange Commission on Form 10-K (the "10-K") for the fiscal year ended December 31, 1998, including financial statements and the schedules thereto. Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Secretary of the Company at the address indicated on the front of the proxy statement.

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                              3811 Frederica Road
                       St. Simons Island, Georgia 31522

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint J. Thomas Whelchel and Jimmy D. Veal, and each of them, with full powers of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of GOLDEN ISLES FINANCIAL HOLDINGS, INC. common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Golden Isles Financial Holdings, Inc. to be held Wednesday, June 16, 1999, at 10:00 a.m. local time, at The Comfort Inn, 5308 New Jesup Highway (I-95 and U.S. 341), Brunswick, Georgia 31525 and at any adjournment or postponement thereof, with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the exceeded form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

PROPOSAL I:    To elect the nine nominees listed below to serve as directors for the following year:

_____FOR all nominees listed below           _____WITHHOLD AUTHORITY to
(except as marked to the contrary below),    vote for all nominees listed below.

            C. Ray Acosta                    Claude Kermit Keenum
            James M. Fiveash                 Jimmy D. Veal
            L. McRee Harden                  Charles K. Werk
            Michael D. Hodges                J. Thomas Whelchel
            Russell C. Jacobs, Jr.

INSTRUCTIONS:  To withhold your vote for any individual nominee, strike a line through the nominee's name in the list above.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR ALL NOMINEES
                                                               ---
LISTED ABOVE.

The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.
                          (Continued on Reverse Side)

If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by an authorized officer.

DATE:                     ,  1999
     ---------------------

INDIVIDUALS:                        ENTITIES:      (Please Print)

--------------------------------    ----------------------------------
Name (Please print)                 By:

--------------------------------    ----------------------------------
Signature                           Signature

--------------------------------    ----------------------------------
Name of Joint Tenant or Tenant-     Position
In-Common if any (Please Print)

--------------------------------    ----------------------------------
Signature of Joint Tenant or
Tenant-In-Common, if any